Exhibit 99.7

Presentation to Spirit January 2025

Frontier's Superior Alternative

Frontier's proposal ensures superior economics, certainty, and speed for Spirit's stakeholders relative to the Spirit standalone plan

Stronger, More Competitive Airline

- Transaction with Frontier creates America's first low-cost carrier with ***sufficient scale to compete with the Big Four***
- Complementary networks bring more low fares to more markets and generate ***meaningful and achievable synergies***

Challenges with Spirit's Standalone Plan

- Spirit's plan relies on ***robust valuation assumptions*** against a business plan with ***significant execution risk*** to generate equity value
- Even if the plan is achieved, ***creditors do not realize a full recovery***, and shareholders have zero recovery
- ***Leverage remains high*** on 2025E EBITDAR (8.9x)

Frontier's Superior Alternative

- ***Even without synergies***, Frontier's plan provides ***greater creditor recovery*** while also providing value to shareholders
- On a combined basis, ***significantly lower leverage*** on 2025E EBITDAR (4.1x)
- On a standalone basis, Spirit would need to achieve a valuation ***meaningfully higher than its plan currently contemplates*** for its creditors to realize the economics offered in Frontier's alternative
- A combination with Frontier ***de-risks Spirit's business transformation plan*** and positions the combined airline to more effectively compete with the Big Four over the long term

A combination with Frontier can proceed quickly, with minimal required due diligence or closing conditions

Confidential and proprietary

2 FRONTIER LOW FARES DONE RIGHT

• Compelling industrial logic • Creates the first formidable low-cost challenger to the Big Four Strategic • Combination benefits all stakeholders Rationale

Compelling Proposal to Acquire Spirit To Create America’s First At-Scale, Low-Cost Competitor to Big Four Creating a Stronger Providing More Airline with Long- Offering More Low Delivering Value for Stable Career Significant Synergy Term Viability to Fares and Premium Financial Prospects for Team Potential Compete More Options to Travelers Stakeholders Members Effectively • 5th largest U.S. • Provides more low • Provides better • Creates compelling • Opportunity to airline, growing to fares to more career opportunities financial opportunity participate in upside 100M annual consumers, with increasing for Spirit creditors potential from passengers and enabling billions in complexity and and shareholders owning a larger, 400+ aircraft within savings compared scope more competitive • Provides greater a few years to prices charged airline with • Brings together two value and recovery by Big Four estimated synergies • Top three carrier in cohesive and relative to Spirit of $600M+ more than half of • Improves frequent customer-focused standalone the top 25 U.S. flyer and loyalty cultures restructuring plan airports programs as well as a more diversified • Meaningfully product with increases presence premium options in numerous major U.S. markets • Enables more reliable service through operating efficiencies • Enhances travel experience for customers Confidential and proprietary 4 4

America's First At-Scale, Low-Cost Competitor to Big Four

Stronger Airline with Long-Term Viability to Compete Against Big Four

2023 Available Seat Miles

***5th largest U.S. airline**, growing to **100M** annual passengers and **400+** aircraft within a few years*

***Top three carrier** in more than half of the top 25 U.S. airports*



UNITED AIRLINES
American Airlines
DELTA
Southwest
Frontier + Spirit Combined
HAWAIIAN AIRLINES
Alaska AIRLINES
jetBlue
allegiant

Source: Company filings.

Consumers Win: Low Fares with Premium Options

- Provides more low fares to more consumers, enabling **billions in savings** compared to prices charged by Big Four
- **Improves frequent flyer and loyalty programs** as well as a more diversified product with premium options
- Enables more reliable service through **operating efficiencies**
- **Enhances travel experience** for customers

Confidential and proprietary

5 FRONTIER LOW FARES DONE RIGHT

• Offers more low fares to more consumers across a meaningfully increased presence in the U.S., offering significant network connections • Creates thousands of new markets and enables customers to save billions compared to prices Consumers & charged by the Big Four Communities • Improves loyalty and frequent flyer programs to offer a diversified product and offer an enhanced travel experience with more reliable service • Creates America’s first low-cost carrier with sufficient scale to compete with the Big Four • Creates more sustainable career opportunities for frontline team members as part of a more stable, Team faster growing airline Members • Brings together two cohesive and customer-focused cultures • Delivers meaningful value for financial stakeholders of both Frontier and Spirit • Creates a compelling financial opportunity for Spirit creditors and shareholders through a transaction Stakeholders more favorable than the current proposed Plan of Reorganization • Opportunity to participate in upside potential from owning a larger, more competitive airline with estimated synergies of $600M+ Confidential and proprietary 6 6

• Across any reasonable set of assumptions, Frontier’s alternative provides more value to Spirit’s stakeholders • Significant chance of impairment for Spirit stakeholders under standalone plan at more reasonable valuation assumptions Comparing the Plans • Frontier’s alternative provides value to the common shareholders who receive zero otherwise under the standalone plan • Synergies with Frontier are known, credible, and substantiated by historical precedents, helping derisk recovery values

Frontier Proposal vs. Spirit Standalone Restructuring

($ in millions)	**Spirit Standalone Restructuring**	**Frontier Proposal**	
Creditor Consideration			
Exit Secured Notes	$840	$400	
Coupon	11.0% Cash / 8.0% Cash + 4.0% PIK	11.0% Cash / 8.0% Cash + 4.0% PIK *(specifics to be discussed)*	
% Ownership	100% of Spirit	19.0% of PF Frontier + Spirit	
Pro Forma Entity	**Spirit**	**Frontier + Spirit**	
Revenue (FY26)	$5,411	$11,059	
EBITDAR (FY26)	$1,041	$3,476 (1)	
Net Debt (2/28/2025)	$5,937	$9,356	
Net Leverage(2)	8.9x	4.1x	
Run-Rate Synergies	--	$600	
Equity Value *(@ 6.5x EBITDAR FY26 per RSA Plan)*	**$806**	**$13,161**	
Total Value to Stakeholders	**$1,646**	**$2,901**	
Recovery	***Recovery %(3)***	***Recovery %(4) (Excl. Synergies)***	***Recovery %(4) (Incl. Synergies)***
Senior Secured Notes	95%	106%	141%
Convertible Notes	56%	100%	137%
Common Stock(5)	$0.00 / share	$0.80 / share	$1.15 / share

Frontier's proposal uses the *same valuation assumptions* as Spirit's standalone plan

Source: Spirit Disclosure Statement (Chapter 11 Plan of Reorganization), filed as of December 18, 2024.
Notes: Spirit RSA and Frontier Proposal reflect $350mm equity rights offering. Recovery rates for senior secured notes and convertible notes are based on principal value and share of equity rights offering. Recovery rates exclude impact from other secured / priority claims.
(1) Figures include $600mm of run-rate synergies.
(2) Net leverage reflects net debt as of 02/28/2025 divided by 2025E Pro forma EBITDAR incl. 50% credit for synergies.
(3) Reflects Spirit equity ownership split of 76% senior secured noteholders, 24% convertible notes.
(4) Illustrative equity ownership split of 65% senior secured noteholders, 30% convertible notes, 5% common stock.
(5) Per share figures based on Spirit basic shares outstanding as of November 14, 2024; rounded to the nearest $0.05.

Confidential and proprietary

8 FRONTIER LOW FARES DONE RIGHT

Spirit RSA plan recovery rates are based on the higher end of standalone valuation analysis as disclosed in Chapter 11 Plan of Reorganization and indicates potential debt impairment below 5.9x EBITDAR multiple ($ in millions) Spirit RSA Valuation Ranges Based on Perella Weinberg’s Fairness Opinion Disclosed in RSA Valuation Range Low Mid High Spirit Valuation for RSA Plan Enterprise Value $6,100 $6,450 $6,800 $6,743 (-) Net Debt (5,937) (5,937) (5,937) (5,937) Equity Value $163 $513 $863 $806 Enterprise Value / 2026E EBITDAR 5.9x 6.2x 6.5x 6.5x Source: Spirit Disclosure Statement (Chapter 11 Plan of Reorganization), filed as of December 18, 2024. Confidential and proprietary 9 9

Value to Spirit Stakeholders – Frontier Management Forecast

At the same valuation multiples as Spirit RSA analysis; Frontier Proposal creates significantly greater value than Spirit Standalone Restructuring Plan

($ in millions); FY26 EBITDAR Multiples

Spirit Standalone Restructuring

As of 02/28/2025, $840mm Exit Secured Notes

		Frontier	Median[(1)]	RSA Plan
		Valuation Multiple		
		4.5x	**5.5x**	**6.5x**
	Equity Value	--	--	$806
Sr. Secured	Exit Secured Notes	--	$539	$700
Sr. Secured	Equity Interest	--	--	$613
Sr. Secured	**Sr. Secured Noteholders**	--	**$539**	**$1,313**
Sr. Secured	*% Recovery*	--	*39%*	*95%*
Convert	Exit Secured Notes	--	$89	$140
Convert	Equity Interest	--	--	$194
Convert	**Convertible Noteholders**	--	**$89**	**$334**
Convert	*% Recovery*	--	*15%*	*56%*

Frontier Proposal (Excluding Synergies)

$400mm Exit Secured Notes; 19.0% Ownership to Spirit; $1,835mm Frontier EBITDAR

		Valuation Multiple		
		4.5x	**5.5x**	**6.5x**
	Equity Value	**$3,586**	**$6,462**	**$9,274**
Sr. Secured	Exit Secured Notes	$333	$333	$333
Sr. Secured	Equity Interest	$442	$796	$1,142
Sr. Secured	**Sr. Secured Noteholders**	**$775**	**$1,129**	**$1,475**
Sr. Secured	*% Recovery*	*56%*	*81%*	*106%*
Convert	Exit Secured Notes	$67	$67	$67
Convert	Equity Interest	$206	$371	$532
Convert	**Convertible Noteholders**	**$272**	**$437**	**$599**
Convert	*% Recovery*	*45%*	*73%*	*100%*

Net Leverage

Net Debt as of 02/28/2025 divided by FY25 EBITDAR



8.9x
4.1x
Spirit Standalone
Frontier + Spirit

Frontier Proposal (Incl. $600mm of Synergies)

$400mm Exit Secured Notes; 19.0% Ownership to Spirit; $1,835mm Frontier EBITDAR

		Valuation Multiple		
		4.5x	**5.5x**	**6.5x**
	Equity Value	**$6,286**	**$9,762**	**$13,161**
Sr. Secured	Exit Secured Notes	$333	$333	$333
Sr. Secured	Equity Interest	$774	$1,202	$1,620
Sr. Secured	**Sr. Secured Noteholders**	**$1,107**	**$1,535**	**$1,954**
Sr. Secured	*% Recovery*	*80%*	*111%*	*141%*
Convert	Exit Secured Notes	$67	$67	$67
Convert	Equity Interest	$361	$560	$755
Convert	**Convertible Noteholders**	**$427**	**$627**	**$822**
Convert	*% Recovery*	*71%*	*105%*	*137%*

Source: Spirit Disclosure Statement (Chapter 11 Plan of Reorganization), filed as of December 18, 2024.
Notes: Spirit RSA and Frontier Proposal reflect $350mm equity rights offering. Recovery rates for senior secured notes and convertible notes are based on principal value and share of equity rights offering. Recovery rates exclude impact from other secured / priority claims.
(1) Median industry multiple based on Southwest Airlines, JetBlue Airways, Frontier Airlines, Allegiant, and Sun Country Airlines.

Confidential and proprietary

10 FRONTIER LOW FARES DONE RIGHT

Frontier Proposal provides more total value to stakeholders under any valuation multiple ($ in millions) Total Value to Stakeholders (Senior Secured Notes + Convertible Notes + Common Equity) Spirit RSA Frontier Proposal (Excl. Synergies) Frontier Proposal (Incl. Synergies) $2,901 $400mm Exit Secured Notes + 19% Equity Interest in PF $2,585 Frontier + Spirit $2,255 $2,162 $1,925 $1,901 $1,594 $1,628 $1,646 $840mm Exit Secured Notes + $1,355 100% Equity Interest $1,264 $1,149 in Spirit $1,081 $808 Exit Secured Notes Amount: $840mm $629 Negative Equity Value / Debt Impairment -—- $108 4.0x 4.5x 5.0x 5.5x 6.0x 6.5x Valuation Multiple (FY26 EBITDAR) Confidential and proprietary 11 11

• Even using conservative estimates, the Frontier proposal provides significantly more value than the standalone plan • Net leverage at emergence is 4.2x less for the combined company Analysis than standalone (8.9x Standalone vs. 4.7x Pro Forma) Based on Analyst • Noteholders have potential to Estimates recover 100% of value when factoring in synergies • Even at lower end of valuation range, equity holders receive positive recovery

Value to Spirit Stakeholders – Frontier Analyst Estimates

Even under more conservative analyst estimates, the Frontier Proposal creates significantly greater value than Spirit Standalone Restructuring Plan in almost every scenario

($ in millions); FY26 EBITDAR Multiples

Spirit Standalone Restructuring

As of 02/28/2025, $840mm Exit Secured Notes

		Frontier	Median[(1)]	RSA Plan
		Valuation Multiple		
		4.5x	5.5x	6.5x
	Equity Value	--	--	$806
Sr. Secured	Exit Secured Notes	--	$539	$700
Sr. Secured	Equity Interest	--	--	$613
Sr. Secured	**Sr. Secured Noteholders**	--	**$539**	**$1,313**
Sr. Secured	*% Recovery*	--	*39%*	*95%*
Convert	Exit Secured Notes	--	$89	$140
Convert	Equity Interest	--	--	$194
Convert	**Convertible Noteholders**	--	**$89**	**$334**
Convert	*% Recovery*	--	*15%*	*56%*

Frontier Proposal (Incl. $600mm of Synergies)

$400mm Exit Secured Notes; 19.0% Ownership to Spirit; $1,251mm Frontier EBITDAR

		Valuation Multiple		
		4.5x	5.5x	6.5x
	Equity Value	**$3,658**	**$6,550**	**$9,378**
Sr. Secured	Exit Secured Notes	$333	$333	$333
Sr. Secured	Equity Interest	$450	$806	$1,155
Sr. Secured	**Sr. Secured Noteholders**	**$784**	**$1,140**	**$1,488**
Sr. Secured	*% Recovery*	*57%*	*82%*	*107%*
Convert	Exit Secured Notes	$67	$67	$67
Convert	Equity Interest	$210	$376	$538
Convert	**Convertible Noteholders**	**$277**	**$443**	**$605**
Convert	*% Recovery*	*46%*	*74%*	*101%*

Source: Spirit Disclosure Statement (Chapter 11 Plan of Reorganization), filed as of December 18, 2024. Frontier analyst estimates based on FactSet consensus as of January 24, 2025.
Notes: Spirit RSA and Frontier Proposal reflect $350mm equity rights offering. Recovery rates for senior secured notes and convertible notes are based on principal value and share of equity rights offering. Recovery rates exclude impact from other secured / priority claims.
(1) Median industry multiple based on Southwest Airlines, JetBlue Airways, Frontier Airlines, Allegiant, and Sun Country Airlines.

Confidential and proprietary
13 FRONTIER LOW FARES DONE RIGHT

Frontier Proposal provides more total value to stakeholders except in the unlikely scenario where no synergies are realized and pro forma valuation multiple is greater than 6.1x ($ in millions) Total Value to Stakeholders (Senior Secured Notes + Convertible Notes + Common Equity) Spirit RSA Frontier Proposal (Incl. Synergies) $2,182 $400mm Exit Secured Notes + 19% Equity Interest in PF $1,919 Frontier + Spirit $1,645 $1,646 $840mm Exit Secured Notes + 100% Equity Interest $1,370 in Spirit $1,095 $1,149 $820 Take-Back Debt Amount:$840mm $629 Negative Equity Value / Debt Impairment $108 -—- 4.0x 4.5x 5.0x 5.5x 6.0x 6.5x Valuation Multiple (FY26 EBITDAR) Confidential and proprietary 14 14

• Assumed synergies of $600mm is a conservative metric compared to credible industry consultants’ estimates Significant • Net present value of synergies from combination forecast to be ~$5.7bn Synergy based on industry consultants’ Potential assumptions

($ in millions) Net Present Value of Expected Synergies Reflects Industry Consultants’ Estimates, Frontier Proposal Analysis Based on Conservative Synergy Estimate of $600mm 2H 2025E 2026E 2027E 2028E Terminal Year (+) Revenue Synergies (EBIT Contribution) $90 $310 $535 $770 $770 (+) Cost Synergies $100 $380 $135 $110 $110 (-) Cost to Achieve (100) (150) (100) (50) — EBIT $90 $540 $570 $830 $880 (-) Tax Expense (21) (124) (131) (191) (202) Cash Flow Contribution $69 $416 $439 $639 $678 Net Present Value of Synergies from Combination Estimated to be ~$6.1bn based on Industry Consultant Assumptions Compared to Capitalized Value of Synergies of $3.9bn used in Frontier Proposal Valuation Analysis Spirit’s Share of Synergies at 19% Pro Forma Ownership Creates ~$1.2bn of Additional Value for Spirit Stakeholders, which Alone Results in Recovery of ~55% to Secured Noteholders and Convertible Noteholders Note: Based on 13.0% discount rate and 3% perpetuity growth rate. Assumes illustrative transaction close as of June 30, 2025. Illustrative blended tax rate of 23%. Confidential and proprietary 16 16

• Minimal confirmatory due diligence required • Transaction can proceed towards an expedited announcement Next Steps

• Given extensive diligence conducted to date, Frontier envisions an expedited due diligence process that may be completed in approximately 5-10 days • Key diligence items include: – Sales performance relative to plan – Confirmation of latest Pratt & Whitney agreement – Updated 2-year cash flow forecast, inclusive of Chapter 11 costs – Disclosure of any material contract or business changes – Tax considerations, including any Chapter 11 impact to NOLs Confidential and proprietary 18 18